EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned, in their capacities as individuals of The AERC 401(K) Savings Plan and Trust, (the "Plan") do hereby certify with respect to the Annual Report of the Plan on Form 11-K for the year ended December 31, 2010 (the "11-K Report") that:

1.         The 11-K Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the 11-K Report fairly presents, in all material respects, the net assets available for benefits, and changes in net assets available for benefits of the Plan.

The undersigned have executed this Certification effective as of June 24, 2011.

/s/ Jeffrey I. Friedman
Jeffrey I. Friedman

/s/ Lou Fatica
Lou Fatica

/s/ Daniel E. Gold
Daniel E. Gold

A signed original of this written statement has been provided to The AERC 401(K) Savings Plan and Trust and will be retained by The AERC 401(K) Savings Plan and Trust and furnished to the Securities and Exchange Commission or its staff upon request.